UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

 ___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 4, 2013

(Date of earliest event reported)

NOVELOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-119366	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Gateway Center, Suite 504

Newton, MA 02458

(Address of principal executive offices)

(617) 244-1616

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 4, 2013, the employment of Harry Palmin, who served as President and Chief Executive Officer of Novelos Therapeutics, Inc. (the “Company”) since 2005, was terminated without cause in accordance with Mr. Palmin’s employment agreement, as amended. Mr. Palmin also resigned as a Class III Director of the Company on October 4, 2013. Simon Pedder has been named Acting Chief Executive Officer of the Company and elected a Class III Director replacing Mr. Palmin, effective October 4, 2013.

Dr. Pedder, age 52, served as President, Chief Executive Officer and director of Chelsea Therapeutics, Inc., a development stage biopharmaceutical company, from May 2004 through July 2012. He currently serves as a consultant to that company. From 1991 through May 2001 and again from January 2003 through May 2004, Dr. Pedder held positions of increasing responsibility at Hoffmann-La Roche Inc., including Director of International Clinical Science, Director of International Clinical Operations, Global Project Leader of Pharmaceutical Development, Life Cycle Leader, PEGASYS/IFN and Head of Hepatitis Franchise, Pharma Business, and Vice President of Pharma Business Oncology. From May 2001 through December 2002, Dr. Pedder was the Vice President and Head of Drug Development at Shearwater Corporation. Dr. Pedder has a Bachelor of Environmental Studies from the University of Waterloo, a Master of Science in Toxicology from Concordia University and a Ph.D. in Pharmacology from the Medical College at the University of Saskatchewan College of Medicine.

The Company has entered into a consulting agreement (the “Consulting Agreement”) with Dr. Pedder in connection with his new position at the Company for the period from October 4, 2013 through March 31, 2014. Pursuant to the Consulting Agreement, the Company will pay Dr. Pedder a consulting fee of $30,000 per month. In connection with the engagement of Dr. Pedder under the Consulting Agreement, the Company granted Dr. Pedder an option to purchase up to 3,360,000 shares of common stock, representing approximately five percent of the outstanding stock and stock options of the Company, having an exercise price of $0.33 per share and vesting equally over four years, and an option to purchase up to 1,925,573 shares of common stock, having an exercise price of $0.75 per share, which option becomes exercisable as shares of the Company’s common stock are issued following the exercise of outstanding warrants to purchase up to 36,585,895 number of shares, in the ratio of one option share for each 19 shares issued upon warrant exercise. Both non-qualified stock options expire on October 4, 2023, unless earlier exercised or terminated.

The Company has also entered into an employment agreement (the “Employment Agreement”) with Dr. Pedder, effective as of April 1, 2014, pursuant to which Dr. Pedder will serve as President and Chief Executive Officer of the Company. Under the Employment Agreement, the Company will pay Dr. Pedder a base salary at the rate of $350,000 per year beginning on April 1, 2014. The Employment Agreement also provides for reimbursement of certain expenses in connection with Dr. Pedder’s temporary accommodation in the Madison, Wisconsin area for the first six months of employment.

ITEM 7.01	REGULATION FD DISCLOSURE

On October 9, 2013, we issued a press release announcing the appointment of Dr. Pedder. The press release is furnished as Exhibit 99.1 and is incorporated by reference in this Item.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Title

99.1	Novelos Appoints Industry Veteran to Lead Strategic Realignment

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2013	NOVELOS THERAPEUTICS, INC.

	By:	/s/ Joanne M. Protano
Name: Joanne M. Protano
Title: Vice President Finance, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Number	Title

99.1	Novelos Appoints Industry Veteran to Lead Strategic Realignment

4